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                                                                   Exhibit 3.163

                                    JIM EDGAR
                               Secretary of State
                                State of Illinois

                            ARTICLES OF INCORPORATION

----------------------------------                      -----------------------
        Submit in Duplicate                             This Spec. For Use By
                                                         Secretary of State
Payment must be made by Certified
Check, Cashier's Check, Illinois                        Date           1-19-89
Attorney's Check, Illinois C.P.A.'s
Check or Money Order, Payable to                        License Fee   $    .50
"Secretary of State"                                    Franchise Tax $  25.00
                                                        Filing Fee    $  75.00
         DO NOT SEND CASH                                             --------
----------------------------------                      Clerk           100.50
                                                        ----------------------

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE    The name of the corporation is VEGETARIAN TIMES, INC.
                                              ----------------------------------
                                              (Shall contain the word
                                              "corporation", "company",
                                              "incorporated",

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                           "limited", or an abbreviation thereof)

ARTICLE TWO The name and address of the initial registered agent and its registered office are:

Registered Agent
                             Thomas            Robert               Leavens
                         -------------------------------------------------------
                             First Name        Middle Name          Last Name


Registered Office
                             500 West Madison                  40th Floor
                         -------------------------------------------------------
                             Number            Street         Suite # (A.P.0.
                                                              Box alone is not
                                                              acceptable)

                             Chicago           60606                Cook
                         -------------------------------------------------------
                             City              Zip Code             County

ART1CLE THREE The purpose or purposes for which the corporation is organized are:
                    if not sufficient space to cover the point add one or more sheets of this size

The purposes for which the Corporation is organized are to engage in the transaction of any or all lawful activities for which corporations may be incorporated under the Illinois Business Corporation Act of 1983.

ARTICLE FOUR Paragraph 1: The authorized shares shall be:

                     Class     *Par Value per share  Number of shares authorized
               -----------------------------------------------------------------
                   Common               n/a                    10,000
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                   Preferred           $100                     1,000
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                Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
                    if not sufficient space to cover the point add one or more sheets of this size

The Preferred shares shall be subject to the preferences, qualifications, limitations, restrictions and the special or relative rights as set forth in the additional sheets attached hereto:

ARTICLE FIVE  The number of shares to be issued initially, and the consideration to be received by the corporation therefor are:

                         *Par Value      Number of shares    Consideration to be
                  Class   per share   proposed to be Issued   received therefor
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                  Common    n/a               100            $ 100
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                                                             $
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                                                             $
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                                                             $
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                                                       TOTAL $ 100
                                                             -------------------

* A declaration as to a "par value" is optional. This space may be marked "n/a" when no reference to a par value is
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ARTICLE   SIX OPTIONAL

The number of directors constituting the initial board of directors of the corporation is _________, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

                                  Name                  Residential Address
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ARTICLE SEVEN OPTIONAL

            (a)   It is estimated that the value of all property   $ ___________
                  to be owned by the corporation for the
                  following year wherever located will be:

            (b)   It is estimated that the value of the property   $ ___________
                  to be located within the State of Illinois during the following year will be:

            (c)   It is estimated that the gross amount of         $ ___________
                  business which will be transacted by the corporation during the following year will be:

            (d)   It is estimated that the gross amount of         $ ___________
                  business which will be transacted from places of business in the State of Illinois during the following year will be:

ARTICLE EIGHT OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

                      NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated January 18, 1989

            Signatures and Names                  Post Office Address

     1. /s/ Paul Obis, Jr.                1. 218 South Elmwood
        -----------------------------        ----------------------------------
                 Signature                                Street

        Paul Obis, Jr.                       Oak Park, IL  60302
        -----------------------------        ----------------------------------
        Name (Please Print)                  City/Town       State        Zip

     2. /s/ Clare Obis                    2. 218 South Elmwood
        -----------------------------        ----------------------------------
                 Signature                                Street

        Clare Obis                           Oak Park, IL  60302
        -----------------------------        ----------------------------------
        Name (Please Print)                  City/Town       State        Zip

     3.                                   3.
        -----------------------------        ----------------------------------
                 Signature                                Street


        -----------------------------        ----------------------------------
        Name (Please Print)                  City/Town       State        Zip

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

                                      FILED

                                   JAN 19 1989

                                    JIM EDGAR
                               Secretary of State


                                 Form BCA-2.10

File No. ____________

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                           ARTICLES OF INCORPORATION

                                 FEE SCHEDULE

The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the Consideration to be received or initial issued shares (See Art. 5). MINIMUM 50; INITIAL FRANCHISE TAX of 1/10 of 1% of the consideration to be received for initial issued shares (see Art. 5). MINIMUM $25.00.

                            EXAMPLES OF TOTAL DUE

                         Consideration to       TOTAL
                           be Received           Due*
                         ==============================
                          up to $1,000         $100.50
                         ------------------------------
                            $  5,000           $102.50
                         ------------------------------
                            $ 10,000           $105.00
                         ------------------------------
                            $ 25,000           $112.50
                         ------------------------------
                            $ 50,000           $150.00
                         ------------------------------
                            $100,000           $225.0O
                         ------------------------------
               includes Filing Fee + License Fee + Franchise Tax

                                   RETURN TO:

                             Corporation Department
                               Secretary of State
                          Springfield, Illinois 62756
                           Telephone: (217) 782-6961

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                   Continuation of Article Four Paragraph 2

A. The holders of preferred stock shall not be entitled to vote, except as hereinafter provided and except as otherwise provided by law. Furthermore, no reclassification of the shares of the Corporation or reorganization of the Corporation in any manner provided by law shall be valid unless:

      (a)   all of the holders of preferred shares, voting as a class, approve;
            and

      (b) provision is made for payment of any and all aggregate declared but unpaid dividends then in arrears to the holders of preferred shares in cash or property.

B. The preferred shares shall entitle the holders thereof to receive out of the surplus of the Corporation a non-cumulative dividend at the rate of 10% per annum, payable annually, before any dividend shall be set apart or paid on any common shares for such years; and the remainder, if any, of the surplus or net earnings applicable to the payment of dividends shall be distributed as dividends among the holders of the common shares, as and when the Board of Directors shall determine. In no event shall any holder of any common shares receive any dividends unless the aforesaid 10% dividends have been paid on each preferred share.

C. In case of any liquidation or distribution of assets of the Corporation, the holders of preferred shares shall be paid the par amounts of such preferred shares plus an additional 5% of the par amount, together with any and all aggregate declared, but unpaid, dividends then in arrears to the holders of preferred shares, before any amount shall be payable to the holders of the common shares; and after the payment of all of the aforesaid amounts to all the holders of the preferred shares, the balance of the assets and funds of the Corporation, if any, shall be distributed wholly among the holders of the common shares.

      The terms "liquidation" or "distribution" in this paragraph C shall include without limitation any winding up or liquidation of the Corporation, any bankruptcy or reorganization of the Corporation (whether private or by State, Federal or other law), any merger or consolidation of the Corporation with any other corporation, corporations or other entity or entities (other than a merger that constitutes a mere change in the state of incorporation), the sale, bulk sale, lease, exchange or disposition of assets of the Corporation not in
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      the usual course of business, or any reduction of the capital of the
      Corporation resulting in any distribution of its assets to its shareholders other than preferred shareholders.

D. The Corporation shall have the right to redeem all of the preferred stock, or any number of the shares thereof, issued and outstanding at any time by paying to the holders thereof a sum equal to the par value of the preferred shares plus an additional 5% of that par value.

      In the case of the redemption of a part only of the preferred stock at the time outstanding, the Corporation shall select pro rata the shares to be redeemed. Notice of the Corporation's election to redeem any preferred stock shall be given by mailing a copy of such notice, postage prepaid, not less than 20 days nor more than 40 days prior to the date designated therein as the date of such redemption, to the holders of record of the preferred stock to be redeemed, addressed to them at their respective addresses appearing on the books of the Corporation.


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